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                       STOCK AND ASSET PURCHASE AGREEMENT

         AGREEMENT dated April 5, 1999, by and among Gilman & Ciocia, Inc., a Delaware corporation with a principal office at 475 Northern Boulevard, Great Neck, NY 11021 ("G&C"), Prime Financial Services, Inc, a Delaware corporation with a principal office at 475 Northern Boulevard, Great Neck, NY 11021 ("Newco"), Prime Financial Services, Inc., a New York corporation with a principal office at 11 Raymond Avenue, Poughkeepsie, NY 12603 ("PFSI"), Michael Ryan, an individual with an address at 11 Raymond Avenue, Poughkeepsie, NY 12603 ("Ryan"), and Ralph Porpora, an individual with an address at 11 Raymond Avenue, Poughkeepsie, NY 12603 ("Porpora"). (PFSI, Ryan, and Porpora will be referred to herein as "Sellers" and individually as a "Seller." G&C and Newco will be referred to herein as "Purchaser.")

                              W I T N E S S E T H :

         WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, all of the capital stock of Prime Capital Services, Inc., a New York corporation ("PCSI"), and all of the capital stock of Asset and Financial Planning, Ltd., a New York corporation ("AFPL") (collectively, PCSI and AFPL will be referred to herein as the "Company");

         WHEREAS, the capital stock of the Company owned by the Sellers (the "Company Shares") shall be exchanged for a number of shares of the common stock of the G&C (the "Purchaser's Stock"), upon the terms hereinafter set forth;

         WHEREAS, the exchange of the Company Shares for shares of the Purchaser's Stock is intended to qualify as a Type B tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended;

         WHEREAS, Sellers desire to grant to Purchaser the right to purchase from Sellers, PFSI's ownership interest in Healthvest LLC, a Delaware limited liability company ("Healthvest");

         WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, certain assets of PFSI related to the insurance and broker/dealer management business of PFSI, upon the terms hereinafter set forth;

         NOW, THEREFORE, in consideration of the covenants set forth herein and in reliance on the representations and warranties contained herein, the parties hereto hereby agree as follows:
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         Section 1. Purchase and Sale of Stock.

         1.1 Transfer of Stock. On the Closing Date (hereinafter defined), Sellers shall sell, assign, transfer and deliver, unto G&C, and its successors and assigns forever, free and clear of all Liens (as defined in Section 5.5 hereof) all right, title, interest and claims in or to all of the issued and outstanding capital stock (the "Shares") of the Company owned by Sellers.

         1.2. Company Acquired Assets. Sellers jointly and severally represent and warrant to Purchaser and acknowledge and confirm that each such representation and warranty shall be deemed to be material and that Purchaser is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, any investigation made by Purchaser or on its behalf notwithstanding, except as otherwise specifically set forth herein and in the Schedules hereto: the Company owns free and clear of Liens (as defined in Section 5.5 hereof) or is using, pursuant to a valid and effective license or lease described in the Schedules hereto, all of the business, properties, contracts and assets of the Company or used by the Company in its business as conducted since January 1, 1998, real, personal or mixed, tangible or intangible, together with the goodwill of the Company, all as the same existed on April 30, 1998, except for those assets disposed of in the ordinary course of business consistent with past practice in arms-length transactions with unaffiliated parties, together with any additions thereto after such date, (hereinafter, other than the Excluded Assets (as defined in Section 1.3 below) sometimes together referred to as the "Company Acquired Assets").

         1.3. Excluded Assets. The Company Acquired Assets do not include the assets (herein collectively referred to as the "Excluded Assets") of the Company as follows:

                  (a) counterclaims and cross claims to the extent relating to any liability against which the Sellers indemnify Purchaser hereunder;

                  (b) insurance claims and rights under insurance policies to the extent relating to any liability against which the Sellers indemnify Purchaser hereunder;

                  (c) rights under this Agreement,

in each case, to the extent not reflected as an asset on any balance sheet of the Company.

         Section 2. Purchase and Sale of Insurance Assets.

         2.1 Transfer of Insurance Assets. On the Closing Date (as hereinafter defined), Sellers shall sell, assign, transfer and deliver, unto Newco, and its successors and assigns forever, free and clear of all Liens (as defined in Section 5.5 hereof), all right, title, interest and claims in or to the following properties and assets of or used in PFSI's insurance brokerage business and/or in PFSI's business of managing the operations of PCSI and AFPL (the "Insurance and Management Business"), all as the same shall exist on the date hereof, together with any

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additions thereto after the date of this Agreement, (hereinafter sometimes together referred to as the "Insurance Acquired Assets"):

                  (i) all machines, equipment, furniture, fixtures, office supplies, and all other tangible personal property, including without limitation that property (A) described on Schedule 2.1(i) hereto, (B) used or dedicated to use in the operations of the Insurance and Management Business, (C) located at Suites 2C, 22, 23, 32 and 34-36 in the building known as 11 Raymond Avenue, Poughkeepsie, New York (except, with respect to clauses (A) through (C) above, property leased by the Sellers, which shall be delivered at the Closing subject to such leases);

                  (ii) all contracts, promissory notes, leases of personal property and agreements listed on Schedule 2.1(ii) hereto;

                  (iii) all rights, interests and claims of Sellers in, to or under all intangible assets used in the Insurance and Management Business (including without limitation the name "Prime Financial Services, Inc." and any trademarks, trade names or service marks under which Sellers have operated the Insurance and Management Business, any copyrighted or copyrightable material, customers' records, customer lists, together with any goodwill associated with any of the foregoing);

                  (iv) all leasehold improvements to the real property to be leased to Purchaser under the Lease Agreements (hereinafter defined);

                  (v) all insurance commissions receivable;

                  (vii) the security deposit provided for under the Lease Agreements;

                  (vii) all licenses, franchises, permits, privileges, immunities, approvals and authorizations from a governmental or regulatory body ("Governmental Permits") that are necessary to entitle the Seller to own or lease, operate and use its assets to conduct the Business substantially as historically conducted by Seller; and

                  (viii) loans receivable as of the Closing Date (hereinafter defined) from registered representatives of PCSI set forth on Schedule 2.1(viii) hereto.

         2.2. Assumed Insurance Liabilities.

                  (a) Purchaser shall assume on the Closing Date and, effective as of the Closing and contingent upon the occurrence of the Closing, shall discharge in accordance with its terms (subject to any defenses or claimed offsets asserted in good faith against the obligee to whom such liabilities, payments and obligations are owed), subject to any contrary provision herein:

                  (i) insurance commission sharing payables, but only to the extent such payables relate to insurance commissions receivable assigned to Purchaser pursuant to

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         Section 2.1(v) above and only to the extent such insurance commissions receivables are collected by Purchaser; and

                           (ii) the continuing obligations arising subsequent to the Effective Time of the Closing based on operations subsequent thereto under the contracts, agreements, licenses and purchase orders listed on Schedule 2.1(ii) hereto.

                  (b) No other liabilities, payments or obligations of Sellers (absolute, contingent or otherwise) arising out of the Insurance and Management Business, the ownership or operation of any of the Insurance Acquired Assets, the consummation of the transactions under this Agreement or otherwise shall be assumed by Purchaser, and Sellers jointly and severally shall and do hereby, effective as of the Effective Time of the Closing and without the necessity of any further action on the part of Sellers, assume and/or retain responsibility for, and shall pay for, perform, satisfy or obtain a discharge or release from, promptly as they shall become due, all of such other liabilities, payments or obligations.

         2.3. Retained Insurance Liabilities. Without limiting the generality of
Section 2.2(b) hereof, and regardless of whether any of the following may be disclosed to Purchaser pursuant to Section 5 hereof or otherwise, or whether Purchaser may have knowledge of the same, Purchaser shall not assume, and shall not be deemed to have assumed, any obligation, payment or liability of Sellers, and Sellers jointly and severally shall and do hereby assume and retain responsibility for and shall pay, perform, satisfy or obtain a discharge or release from, promptly as they shall become due, any obligation, payment, liability or expense imposed on Purchaser (the "Retained Liabilities"):

                  (a) for federal, state, local or foreign income, excise, sales, unemployment, employer and employee withholding, social security, occupation, franchise or customs taxes, duties or charges (hereinafter referred to collectively as "Taxes" or separately as a "Tax") levied, assessed or imposed in any manner upon Sellers that accrue or are attributable to any event or occurrence transpiring, or any tax periods or portions thereof ending, on or before the Closing Date, or any interest, penalties or additions to any such Tax with respect thereto; or

                  (b) for any civil or criminal penalties or liabilities (including interest), or any payments in the nature thereof, imposed upon, or sought to be imposed upon Sellers or Purchaser (or any of the officers, directors or shareholders of Purchaser, if assigned to a corporate entity), on account of any fraudulent, criminal, intentional, willful or negligent act or omission, or any act or omission of Sellers or any of the directors, officers, employees or agents of Sellers for which strict liability is imposed or any violation of the law by Sellers or any of the directors, officers, employees or agents of Sellers.

                  (c) liabilities with respect to the Employee Benefit Plans (including, without limitation, all fringe benefits, bonus and profit sharing plans, pension, health, retirement, survivor and disability benefits, severance, vacation, sick day and personal day) owing to any employee of the Insurance and Management Business at the Closing Date, including, without limitation, all liability to any such employee who (A) shall not have been offered employment

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by Purchaser, (B) shall not have accepted such offer, or (C) shall have resigned voluntarily prior to the first day of the first month commencing a least 90 days after the Closing Date, and all liabilities for Employee Benefit Plans to the extent accrued for service prior to the Closing Date or to the extent not included in Purchaser's Comparable Wage Package as offered to such employee;

                  (d) all liabilities arising out of worker's compensation claims resulting from any injury that occurred or occurs before the Closing Date;

                  (e) all liabilities owed to any employee, consultant or independent contractor who is not retained by Purchaser after Closing or who is retained but shall have resigned voluntarily prior to the first day of the first month commencing a least 90 days after the Closing Date, accruing prior to the Closing Date as if such employee resigned on the Closing Date;

                  (f) any present or potential obligation to remediate or take other action or any present or potential liability relating to any other environmental degradation, damage, pollution or contamination of any property leased, owned or used by Seller in connection with the Business (including any predecessors) on or prior to the Closing Date; and

                  (g) any liability under any Contract (hereinafter defined) not assigned to Purchaser or under which a default shall have occurred or an indemnification obligation shall have arisen prior to or upon the transfer of the Acquired Assets and as to which, after the Closing, Purchaser shall not have received the benefit under Section 7.8 hereof.

         Section 3. Consideration.

         3.1. Purchase Price.

                  (a) The purchase price (the "Purchase Price") for the Company Shares and the Insurance Acquired Assets shall be 751,004 shares of the Purchaser's Stock (the "Purchase Price Shares") based on the sum of (i) $6,600,000, divided by $8.971875; plus (ii) $216,367, deemed to be the value of advances to registered representatives acquired by Purchaser under Section 2.1(viii) hereof (the "Representative Loans"), divided by the average of the closing prices of the Purchaser's Stock for the 20 trading days prior to the Closing Date (hereinafter defined) which price is $14.075 (the "Average Price"), in each case subject to any adjustment as described in Section 3.2 below.

                  (b) At Closing Purchaser shall deliver to Seller, as partial payment of the Purchase Price, 735,632 shares of the Purchaser's Stock, except as subject to the escrow set forth in Section 10.5 hereof.

                  (c) Within 30 days of Closing, Purchaser shall deliver to Seller, as payment of the remainder of the Purchase Price, 15,372 shares of the Purchaser's Stock.

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         3.2. Adjustments to the Purchase Price.

                  (a) If the 1999 Adjusted Pre-tax Profits (as defined below) are less than $900,000, then the Purchase Price shall be reduced by an amount equal to the product of (i) the difference between $1,100,000 minus the 1999 Adjusted Pre-tax Profits, multiplied by (ii) 6. The term "1999 Adjusted Pre-tax Profits" shall mean: (i) the sum of the pre-tax income, before depreciation expense, of Newco, PCSI, and AFPL ("the Subs") for the period January 1, 1999 to December 31, 1999 determined in accordance with GAAP; less (ii) the Net Commissions (hereinafter defined) received by the Subs for business generated by representatives who were prior to January 1, 1999 employees or planners of G&C or an affiliate or who shall have been recruited by G&C or an affiliate other than the Subs after January 1, 1999 (the "G&C Planners") ("Net Commissions" means 1.25% for mutual funds, variable annuities and packaged products and 3.75% for stocks and bonds); less (iii)soft dollars and other similar revenues, net of ticket charge payments, clearing costs and meeting expenses, received by the Subs and allocable to G&C Planners. In addition, in the event that a representative who was an employee of any of the Subs prior to January 1, 1999 or is recruited by any of the Subs subsequent to January 1, 1999 becomes a representative or planner of G&C or an affiliate of G&C other than the Subs, the 1999 Adjusted Pre-tax Profits shall be further adjusted such that the Subs are credited with receiving the same net commissions that would have been received by the Subs for business generated in 1999 by such representative if such representative had remained a representative of the Subs. For purposes of calculating the 1999 Adjusted Pre-tax Profits, commissions paid to G&C Planners shall be deemed to be 95% for mutual funds, variable annuities and packaged products and 85% for stocks and bonds. The purpose of the adjustments to 1999 Adjusted Pre-tax Profits set forth in clauses (ii) of this Section 3.2(a) is to remove from the 1999 Adjusted Pre-tax Profits a reasonable estimate of the profit received by the Subs for business generated by G&C Planners, but to reimburse the Subs for a reasonable estimate of the cost of supervising such G&C Planners. Within 30 days of the end of each calender quarter, Purchaser shall calculate the 1999 Adjusted Pre-tax Profits for such quarter and provide Sellers with a copy of such calculation; provided, however, that such quarterly calculations and the final calculation of the 1999 Adjusted Pre-tax Profits shall be subject to reasonable year-end adjustments.

                  (b) The Purchaser shall have the option to assign to the Sellers any of the Representative Loans which are Uncollectible Loans (hereinafter defined) The Purchase Price shall be further reduced by the amount of the unamortized balance of such Uncollectible Loans pursuant to Section 10.5 herein. The calculation of the amortization of such Representative Loans shall be in accordance with the schedule agreed to upon the making of such Representative Loans. An "Uncollectible Loan" means any Representative Loan under which any payment of principal, interest, or other sums due is not paid in full when due or on proper demand pursuant to the terms of the promissory note or other document evidencing such Representative Loan.

                  (c) [omitted]

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                  (d) G&C shall make the initial determination of any adjustment in Purchase Price to be made pursuant to this Section 3.2. In the event of a dispute between the parties over the amount of any adjustment to be made pursuant to this Section 3.2, such dispute shall be referred to a firm of independent certified public accounts (that shall not have performed any accounting or other professional services for either party hereto or any of their affiliates) selected by Sellers from a list of five such firms supplied by Purchaser for determination in accordance with the terms of this Agreement, and the determination of said firm shall be final and binding upon the parties. Purchaser and Seller shall share equally the cost of referring such dispute to such firm.

         3.3. Allocation. Sellers and Purchaser agree that the consideration paid for (i) the Insurance Acquired Assets shall equal 3.27% of the Purchase Price; (ii) the shares of PCSI shall equal 90.79% of the Purchase Price; and
(iii) the shares of AFPL shall equal 5.94% of the Purchase Price. For purposes of the allocation under this Section 3.3, the Purchase Price shall be deemed not to include the value of the Representative Loans, and the consideration paid for the Representative Loans shall be added to the consideration for the Insurance Acquired Assets set forth in clause (i) above. Such allocations shall be binding on Purchaser and Sellers for all federal, state and local tax purposes; and Purchaser and Sellers shall file with their respective federal income tax returns forms that shall reflect such allocation.

         Section 4. Closing. Provided that the conditions in Sections 8 and 9 hereof shall have been satisfied or waived, the consummation of the purchase and sale of the Company Shares and the Insurance Acquired Assets contemplated by this Agreement (the "Closing") shall, unless another date or place is agreed to in writing by Sellers and Purchaser, take place at the offices of Akabas & Cohen on April 5, 1999 (the "Closing Date"), provided, however, that such date may be adjourned by a party hereto, if the other party hereto shall not have satisfied all of the conditions to be satisfied by such other party on or before the Closing. All references contained herein to "the Effective Time of the Closing" shall be deemed to refer to the time that the consummation of the transaction contemplated hereby is completed. Without limiting the remedies of any party for any condition not actually satisfied at the Effective Time of Closing, the parties hereto acknowledge that, as of the date hereof, the conditions of obligations of Purchaser set forth in Section 8 hereof and the conditions of obligations of Sellers set forth in Section 9 hereof have been met or waived by the respective parties.

         Section 5. Representations and Warranties of Sellers. Sellers, jointly and severally, represent and warrant to Purchaser as follows, and acknowledge and confirm that each such representation and warranty shall be deemed to be material and that Purchaser is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Purchaser or on its behalf.

         5.1. Proper Authority and Structure. Healthvest, PFSI, PCSI, and AFPL (the "Prime Group") have the power and authority to own, lease and operate their properties and to carry

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on their businesses as now conducted. The Company has no subsidiaries or equity investments in any entities.

         5.2. Consents, Authorizations and Binding Effect.

                  (a) Sellers may execute, deliver and perform this Agreement without the necessity of obtaining any consent, approval, authorization or waiver or giving any notice or otherwise.

                  (b) This Agreement has been duly authorized, executed and delivered by Sellers and constitutes the legal, valid and binding obligation of Sellers, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement will not:

                           (i) conflict with, result in the breach of, constitute a default, with or without notice and/or lapse of time, under, result in being declared void or voidable any provision of, or result in any right to terminate or cancel any contract, lease, agreement, license, commitment or purchase order to which the Prime Group or Sellers or any of their properties is bound;

                           (ii) conflict with any of the Prime Group's
         Certificates of Incorporation, Certificate of Formation, Operating Agreement or By-Laws, which are annexed hereto, together with all amendments thereto, as Schedule 5.2(b);

                           (iii) constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to any of Sellers, the Company's assets or the business and operations of the Company and the Insurance and Management Business (the "Businesses"); or

                           (iv) result in the acceleration of any debt or other obligation of Sellers or the Prime Group or the creation of any Lien (as defined in Section 5.5) upon any of the Prime Group's assets.

         5.3. Title to Shares and Interests.

                  (a) The Company Shares of AFPL are the only securities of AFPL issued or outstanding, front and back copies of which have previously been submitted to Purchaser. PFSI has good and marketable title to the Company Shares of AFPL free and clear of all Liens.

                  (b) The Company Shares of PCSI are the only securities of PCSI issued or outstanding, front and back copies of which have previously been submitted to Purchaser. PFSI has good and marketable title to the Company Shares of PCSI free and clear of all Liens.

                  (c) Ryan and Porpora are the only beneficial or registered owners of the capital stock of PFSI.

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                  (d) PFSI is the beneficial or registered owner of 50% of the ownership interests of Healthvest. Henry Schein and PFSI are the only beneficial or registered owners of the ownership interests of Healthvest.

                  (e) No subscription, option, warrant, right, call, contract, commitment, understanding, right of first refusal, right of first offer, or agreement (other than this Agreement) relates to the Company Shares or any capital stock of Company, or the issuance, sale or transfer of such Company Shares or capital stock, except as set forth in certificates issued to employees of Company or set forth in agreements with said employees, which are listed in the Schedules hereto. The Company Shares were acquired by the Company stockholders in compliance with all applicable laws, including federal and state securities laws. The Company is not required by any agreement, arrangement or understanding to issue any additional securities.

                  (f) No subscription, option, warrant, right, call, contract, commitment, understanding, right of first refusal, right of first offer, or agreement (other than this Agreement and the Limited Liability Company Agreement dated October 31, 1996 among Healthvest, PFSI and Schein (the "LLC Agreement") and the Joint Development and Marketing Agreement dated October 31, 1996) relates to the ownership interests of Healthvest, or the issuance, sale or transfer of such Healthvest ownership interests. The Healthvest ownership interests were acquired by PFSI in compliance with all applicable laws, including federal and state securities laws. Healthvest is not required by any agreement, arrangement or understanding to issue any additional securities.

         5.4. Financial Representations.

                  (a) The Sellers have caused to be maintained the Prime Group's books of account in accordance with applicable laws, rules and regulations, and such books and records are and, during the periods covered by the Financial Statements (hereinafter defined), were correct and complete in all respects, and completely and accurately reflect the transactions of the Businesses and the income, expenses, assets and liabilities of the Businesses, including the nature thereof and the transactions giving rise thereto.

                  (b) Included in Schedule 5.4 are (i) the audited balance sheets of PCSI as of April 30, 1998 and April 30, 1997, and the related audited statements of income and of cash flows for the fiscal years ended each such April 30th, reported on by Passikoff, Heeney & Scott, Certified Public Accountants, (ii) the unaudited balance sheets of AFPL as of April 30, 1998 and April 30, 1997, and the related unaudited statements of income and of cash flows for the fiscal years ended each such April 30th, (iii) the unaudited balance sheet of the Company as of November 30, 1998 prepared in accordance with generally accepted accounting principles consistently applied (the "Balance Sheet") and the unaudited balance sheets of the Company as of November 30, 1997 prepared in accordance with generally accepted accounting principles consistently applied, and the related statements of income and of cash flows for the seven months ended each such November 30th, (iv) the unaudited recast statement of income of the Company for the year ended April 30, 1998 including the related payroll and expense

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allocation, (v) the unaudited balance sheet of the Insurance and Management
Business, as of November 30, 1998 prepared in accordance with generally accepted accounting principles consistently applied reflecting only the assets purchased by the Purchaser and the liabilities assumed by the Purchaser (the "Insurance Balance Sheet") and (vi) the statements of income of PCSI, AFPL and the Insurance and Management Business for the year ended April 30, 1998 (collectively the "Financial Statements").

                  (c) The Financial Statements have been prepared from the books of account of the Sellers, in conformity with generally accepted accounting principles consistently applied ("GAAP"), and present fairly the financial position of the Businesses as of the date of such statements and the results of operations of the Businesses for the periods covered thereby. The Financial Statements reflect all necessary adjustments and reserves for losses and contingencies as of the date of such statements.

                  (d) The Company has no liabilities (including, without limitation, unasserted claims, whether known or unknown, matured or unmatured, absolute, contingent or otherwise) that, in accordance with GAAP, are required to be reflected, and are not reflected or are in excess of the amount reflected, in the Balance Sheet or notes thereto except those incurred since the date of the Balance Sheet in the ordinary course of business, consistent with past practice, in arms' length transactions with unrelated parties, and which do not have and cannot reasonably be expected to have, in the aggregate, a material adverse effect on the business, financial condition or prospects of the Company (a "Material Adverse Effect").The Insurance and Management Business has no liabilities (including, without limitation, unasserted claims, whether known or unknown, matured or unmatured, absolute, contingent or otherwise) that, in accordance with GAAP, are required to be reflected, and are not reflected or are in excess of the amount reflected, in the Insurance Balance Sheet or notes thereto except those incurred since the date of the Insurance Balance Sheet in the ordinary course of business, consistent with past practice, in arms' length transactions with unrelated parties, and which do not have and cannot reasonably be expected to have, in the aggregate, a material adverse effect on the business, financial condition or prospects of the Insurance and Management Business (a "Material Adverse Effect").

                  (e) Attached hereto as Schedule 5.4(e) are statements of account for all depository accounts maintained by PCSI and AFPL, showing the balances of each such account as of March 26, 1999 for bank depository accounts and March 24, 1999 for broker accounts. No withdrawals have been made from any such account since such statements outside of the ordinary course of business.

                  (f) Schedule 5.4(f) hereto is attached hereto as clarification and/or correction to other schedules provided by Sellers pursuant to this
Section 5.4. Sellers represent and acknowledge that the attachment hereto of
Schedule 5.4(f) shall not result in Purchaser assuming any liability to Sellers or result in any adjustment of the Purchase Price in favor of the Sellers.

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         5.5. Title and Condition of Assets.

                  (a) The Sellers have good and marketable title to the Company Shares, free and clear of liens, encumbrances, claims of third parties, security interests, mortgages, pledges, agreements, options and rights of others of any kind whatsoever, whether or not filed, recorded or perfected, and including, without limitation, any conditional sale or title retention agreement or lease in the nature thereof or any financing statements filed in any jurisdiction or any agreement to give any such financing statements (hereinafter collectively referred to as "Liens").

                  (b) The Prime Group has good and marketable title to the Insurance Acquired Assets and the Company Acquired Assets (the "Acquired Assets") free and clear of Liens or is using them pursuant to a valid and effective license or lease described in the Schedules hereto.

                  (c) The equipment and the other tangible assets included in the Acquired Assets and listed on Schedule 5.5 hereto are in operating condition, order and repair, are suitable for the purposes for which they are being used and constitute all of the personal property assets used in the operations of, and necessary to operate, the Businesses as conducted during the two years prior to the date hereof. None of the Acquired Assets has been affected by any fire, accident, act of God or any other casualty that materially and adversely impairs its function in the Businesses. The Businesses are not conducted under any restriction imposed upon the Prime Group (but not imposed upon other similar businesses in the locality or localities where the Businesses are located).

                  (d) Schedule 5.5 hereto includes a complete and correct list and a summary description of all material tangible personal property in the nature of equipment owned or leased by the Company

                  (e) PFSI has good and marketable title to PFSI's ownership interests in Healthvest, free and clear of Liens.

         5.6. [Omitted]

         5.7. Insurance Receivables and Payables.

                  (a) The insurance commissions receivable of the Insurance and Management Business are bona fide receivables and arose out of arms' length transactions, are recorded correctly on the books and records of the Seller, are not subject to any offsetting claims or adjustments and are collectible within sixty (60) days after the date hereof in the amount equal to the aggregate face amount of such receivables, less any reserves therefor reflected on the Insurance Balance Sheet or added by the Sellers in the ordinary course of business since the date of the Insurance Balance Sheet, consistent with prior practice.

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
                  (b) The obligations of the Insurance and Management Business reflected on the Insurance Balance Sheet and to be assumed by the Purchaser pursuant to Section 2.2(a)(i) arise only in connection with the insurance commissions receivable assigned to Purchaser pursuant to Section 2.1(v) and are payable only to the extent such insurance commissions receivable are collected.

         5.8. Insurance.

                  (a) Schedule 5.8 hereto contains a copy of all of the policies of insurance maintained by the Prime Group. Such policies are underwritten by financially sound and reputable insurers and are adequate to cover potential liabilities relating to the business of the Businesses, the Acquired Assets and all of the premises in which the Businesses operate.

                  (b) No claims are pending or, to the knowledge of the Prime Group, threatened under any of the Prime Group's casualty or liability insurance policies, and no claim has been made thereunder during the three (3) years preceding the date hereof. All premiums due and payable thereon have been paid, and all such policies are in full force and effect in accordance with their respective terms. No outstanding claims or liabilities, exist, whether fixed or contingent, under any medical reimbursement plan or any other plan or policy under which the Prime Group acts as a self-insured.

         5.9. Litigation and Compliance.

                  (a) Except as disclosed on Schedule 5.9(a) annexed hereto, there are no actions, suits, claims or proceedings or governmental or administrative investigations pending or, to the knowledge of Sellers or the Prime Group, threatened, nor, to the knowledge of Sellers or Prime Group, is there any reasonable basis for any such action, suit, claim or proceeding (i) by, against or otherwise involving any of Sellers, the Prime Group, or any of Prime Group's officers, directors, employees or agents, any of the Acquired Assets or any asset or property of others leased or used by the Prime Group pursuant to an agreement or (ii) which questions or challenges the validity of this Agreement or any action taken or to be taken pursuant to this Agreement. Purchaser acknowledges that, except in regard to Seller's guarantee under
Section 7.16 hereof, Purchaser shall assume any liability of Sellers arising out of any of the matters set forth on Schedule 5.9(a) hereto. Purchaser further acknowledges that any payment or payments made by Purchaser arising out of any of the matters set forth on Schedule 5.9(a) hereto shall not affect the calculation of any adjustment to the Purchase Price set forth in Section 3.2 hereof.

                  (b) The Prime Group is in substantial compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any violation by it of, any statute, law, ordinance, regulation, rule, decree or order applicable to the business or operations of the Prime Group. PCSI is registered with the National Association of Securities Dealers, Inc. (the "NASD") as a registered Broker/Dealer and such registration is current in all respects. Neither the Prime Group nor to the best knowledge of the Prime Group any person who is currently or was during the 12 months prior to the date hereof one of its employees, registered representatives or independent contractors is the subject of any disciplinary proceedings before, or under investigation by, the NASD, the United States Securities and Exchange Commission (the "SEC"), any securities exchanges or markets, any state securities division or other regulatory bodies. Neither the Prime Group nor the Sellers have received during the two years prior to the date hereof any written complaints or requests for refunds of commissions paid. Annexed hereto as
Schedule 5.9(b) are the Forms U-4 for all registered representatives and principals of the Company who answered "Yes" to any part or question of Section 22 of such Form U-4 and all Forms BD and amendments thereto filed with the SEC during the three years prior to the date hereof. All such filings were to the best knowledge of the Prime Group true and accurate in all material respects when filed and no further amendment thereof is currently (until the execution hereof) required.

                  (c) None of the Prime Group, nor any of the Acquired Assets or transactions contemplated under this Agreement, is subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to the Businesses and/or operations of the Company.

                  (d) The Prime Group has duly filed all reports and returns required to be filed by it with governmental authorities. None of the Prime Group is required to obtain any governmental permits and licenses and other governmental consents, except as may be required after the execution of and closing under this Agreement.

                  (e) The Prime Group has operated, and will through the Closing Date operate, in material compliance with all laws, rules, statutes, ordinances, orders and regulations, including, without limitation, those applicable to the Prime Group under the Occupational Safety and Health Act of 1970, as amended, or any equivalent state law. The Prime Group has received no notice of any violation thereof, nor are Sellers or the Prime Group aware of any basis therefor.

                  (f) PCSI has entered into an agreement with Robert Ryerson ("Ryerson") pursuant to which Ryerson shall indemnify PCSI for 80% of PCSI's liability arising out of any action, suit, claim or proceeding relating to any of the claims set forth on Schedule 5.9(a) in which Ryerson is named as a Defendant and/or a Respondent, including, without limitation, any unfiled claims of Antonia Tolchinsky, Nina Tolchinsky, Grigory Rasin and Yelizaveta Rasin, Liya Levinsky and Victoria Rasin or other persons if arising out of similar investments, and 50% of any attorneys' fees and litigation expenses relating to such claims.

         5.10. Taxes.

                  (a) The Prime Group has, or on or before the Closing Date will have, duly filed all tax reports and returns required to be filed in respect of its business and operations and the Acquired Assets as of such date. All such tax reports and returns are or will be complete, accurate and in compliance with all relevant laws and regulations in all material respects, and, none has been audited by any governmental authority. The Prime Group has, or on or before the Closing Date will have, paid and discharged all federal, state, local and foreign taxes, interest, penalties or other payments required, as the case may be, to be paid and then currently due as shown on such tax reports and returns or otherwise in respect of the Acquired Assets and the business, operations and employees of the Prime Group as of such date. The Financial Statements reflect all adjustments and reserves for all federal, state, local and foreign taxes, interest, penalties or other payments necessary to conform the Financial Statements with generally accepted accounting principles consistently applied. To the knowledge of Prime Group, no audit of Sellers or the Prime Group is planned or threatened. The Prime Group has withheld proper and accurate amounts from its employees' compensation in substantial compliance with all withholding and similar provisions of the IRS Code of 1986, as amended, and any other applicable law. Purchaser acknowledges that the Purchaser shall duly file all tax reports and returns required to be filed after the Closing in respect of the Businesses and the Acquired Assets for the period from and after January 1, 1999 and Purchaser shall pay and discharge all federal, state, local and foreign taxes, interest, penalties or other payments required, as the case may be, to be paid and as shown on such tax reports and returns or otherwise in respect of the Acquired Assets and the Businesses for such period.

                  (b) The Prime Group has received no notice of any tax deficiency outstanding, proposed or assessed against it, nor does the Prime Group have any knowledge of any basis for any tax deficiency or assessment, nor has the Prime Group executed any waiver of any statute of limitations on the assessment or collection of any tax. No tax liens are upon, pending against or, to the knowledge of the Sellers or the Prime Group, threatened against any Acquired Assets.

                  (c) Attached hereto as Schedule 5.10(c) are all tax reports and returns required to be filed in respect of the business and operations of the Prime Group and of the Acquired Assets as of the Closing Date.

         5.11. Intangible Assets.

                  (a) "Intellectual Property" means and includes

                           (i) trademarks, trademark registrations, service marks, service mark registrations, applications for trademark and service mark registrations, trade names, copyrights and copyright registration;

                           (ii) license agreements with respect to any of the foregoing intellectual property;

                           (iii) all printed or other written material and all other copyrightable property;

                           (iv) all material trade secrets; and

                           (v) all computer software, programs, and applications.

                  (b) No material Intellectual Property other than that included in the Acquired Assets ("Company Intellectual Property") is used or necessary in connection with the conduct of the Businesses. No claim is pending or to the best knowledge of the Sellers threatened against Sellers or the Prime Group by any person or entity relating to (i) any of the Company Intellectual Property, or its use included in the Acquired Assets; (ii) infringement by the Prime Group on the intellectual property rights of any person or entity; or (iii) infringement by any person or entity on the Company Intellectual Property rights included in the Acquired Assets. To the knowledge of the Prime Group and Sellers, no valid basis exists for any claims referred to in this Section 5.11(b).

                  (c) The current computer software, programming and applications used by the Company, or the current computer software, programming and applications of the Sellers used or dedicated to use in the operation of the Businesses (the "Software"), to the extent they have been designed or developed by Sellers or by consultants on Sellers' behalf or on behalf of the Prime Group, are original and are protected by the copyright laws of the United States, and Sellers or the Prime Group have complete rights to and ownership of such Software. All work performed in connection therewith was "work-for-hire" under the United States Copyright Act, or the product thereof has been assigned in full to Sellers or the Prime Group. No part of such Software or the use thereof infringes upon the rights of any other person or entity, or violates or infringes upon any common law or statutory rights of any other person or entity, including, without limitation, rights relating to defamation, contractual rights, copyrights, patents, trade secrets and rights of privacy or publicity. Neither of the Sellers nor the Prime Group has sold, assigned, licensed, distributed or in any other way disposed of or encumbered the Software.

                  (d) To the best knowledge of the Sellers, the Software, to the extent it is licensed from any third party licensor or constitutes "off-the-shelf" software, is held by the Prime Group legitimately and is fully and freely transferable without any third party consent and is not limited to use on any hardware and/or any site or sites. To the best knowledge of the Sellers, all of the Company's computer hardware, and all computer hardware of the Sellers used or dedicated to use in the Businesses, has, and has had, only legitimately-licensed software installed therein.

                  (e) To the best knowledge of the Prime Group, the Software is free from any significant software defect or programming or documentation error, operates and runs in a reasonable and efficient business manner, conforms to the specifications thereof, and, with respect to owned Software, the applications can be recreated from their associated source code, which is in the Company's sole custody and control.

                  (f) Neither of the Sellers nor the Prime Group nor any employee or agent of either of the Sellers or the Prime Group has knowingly altered the data, or any Software or supporting software that may in turn damage the integrity of the data, stored in electronic, optical or magnetic form. Sellers have no knowledge of the existence of any bugs or viruses with respect to the Software.

                  (g) Sellers and the Prime Group shall, to the maximum possible extent, pass through to Purchaser all manufacturer's and supplier's warranties and support contracts for the Software that is not owned by Sellers or the Prime Group , and Sellers shall upon Purchaser's reasonable request, execute each and every document that is necessary or appropriate to effectuate Purchaser's obtaining and enjoying the benefits of any such pass-through warranty.

                  (h) Sellers have furnished all documentation relating to the use, maintenance and operation of the Software, all of which, to the knowledge of Sellers, is true and accurate.

                  (i) To the best knowledge of the Sellers, the Information Technology (as defined hereinafter) is suitable for use prior to, during and after the calendar Year 2000 A.D., and the Information Technology used or to be used during each such period will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000 and leap-year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology, used in combination with the Information Technology, properly exchanges date/time data with it. "Information Technology" means computer software, computer firmware, computer hardware (whether general or specific purpose), and other similar or related items of automation, computerized, or software system(s) that are used or relied on by the Sellers in the conduct of the Businesses. As of the Closing Date, the Prime Group is in substantial compliance with all rules, requirements and regulations of, and has duly filed all reports required to be filed with, the National Association of Securities Dealers, Inc., the United States Securities and Exchange Commission, any securities exchanges or markets, any state securities division or other regulatory bodies, in respect of any of the Information Technology. All such reports are complete, accurate and in compliance with all relevant laws and regulations in all material respects.

                  (j) Purchaser acknowledges that Prime Financial Services and Prime Capital Services are not registered trademarks of any of the Prime Group and that no trademark registrations for Prime Financial Services and Prime Capital Services are pending.

         5.12. Employees. The Prime Group has good relations with its current and former employees and current and former independent contractors and has not received any material complaint from, and has not engaged in any material dispute with, any of such employees and independent contractors and affiliated brokers during the twelve (12) months prior to the date hereof. Schedule 5.12 hereto includes a list of all registered representatives and employees of the Company as of the date of such Schedule, including a specification of all such registered representatives or employees who are on leave of absence, disability, or any other status other than full-time.

         5.13. ERISA. Included on Schedule 5.13 is a list of each employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), written or oral employment or consulting agreement, severance pay plan, employee relations policy, practice or arrangement, agreements with respect to leased or temporary employees, vacation plan or arrangement, sick plan, stock purchase plan, stock option plan, fringe benefit plan, bonus plan and any deferred compensation agreement, plan or program covering any present or former employee of Sellers working in the Businesses and which is, or at any time was, sponsored or maintained by (or to which contributions are, were, or at any time were required to have been, made by) Sellers or any other organization which is a member of a controlled group of organizations (within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended) of which Sellers is a member (the "Controlled Group") in connection with the Businesses.

         5.14. Labor Relations.

                  (a) No employee of any the Prime Group is covered by any collective bargaining agreement.

                  (b) The Prime Group has complied, and is currently in compliance, in all material respects with applicable laws (including, without limitation, ERISA), rules and regulations relating to the employment of labor, including without limitation those relating to wages, hours, unfair labor practices, discrimination and payment of social security and similar taxes.

         5.15. Contracts. Etc.

                  (a) All contracts, leases, agreements, licenses, commitments and orders which are listed on Schedule 2.1(ii) or which either or any of Sellers in connection with the business of the Prime Group or the Prime Group, or any of them, is a party or by which Prime Group or any of its assets is bound ("Contracts") are attached as Schedule 5.15.

                  (b) All such Contracts, are valid and in full force and effect and constitute the legal, valid and binding obligations of the Prime Group and the other parties thereto, and there are no existing defaults by either of the Prime Group, or, to the knowledge of the Prime Group or Sellers, by any other party thereto, and, to the knowledge of the Prime Group or Sellers, no event, act or omission has occurred that (with or without notice, lapse of time and/or the happening or occurrence of any other event) would result in a material default thereunder. No option exists or will arise as a result of the Closing to amend or terminate any Contract. No party to any Contract is paying liquidated damages in lieu of performance.

         5.16. Customers and Suppliers.

                  (a) The Company has no customer who accounts for more than 5% of the annual revenues of the Company. The Insurance and Management Business has no customer who accounts for more than 5% of the annual revenues of the Insurance and Management Business.

                  (b) Neither the Prime Group nor Sellers is aware of any loss or threatened loss of any business from any customer of the Businesses. Neither the Prime Group nor Sellers has received any material complaint from, and is engaged in any material dispute with, any customer or supplier.

                  (c) Nothing has come to the attention of either of the Sellers or the Prime Group that should reasonably lead him or it to believe that any customers or suppliers of the Company or the Insurance and Management Business will terminate or curtail its business relationship with the Company or the Insurance and Management Business as a result of the Closing hereunder.

         5.17. Absence of Certain Changes, Etc. Since April 30, 1998: Except as set forth on Schedule 5.17 hereto and except for the hiring of new employees, the granting of increases in compensation, and purchases or leases of new equipment in the ordinary course of business, since the date of Schedule 5.17, no event or other development has occurred that would indicate that a material loss or decline in business will occur in the future; no compensation increase for any employee in excess of 10% on an annual basis has been granted or promised; the Company has not established or made any bonus, profit sharing, retirement or other similar payment, plan or arrangement, nor has the Company entered into any union contract or any employment agreement, or agreement with any preparer or sales agent or any franchise agreement, independent dealer/distributor agreement or other contract or arrangement with respect to the performance of services for the Company; no new employee has been retained; nothing has come to the attention of the Prime Group or the Sellers that would lead it or them to believe that any material adverse change in the business, operations, or prospects of the Businesses or in the condition of any of the Acquired Assets, or the assets or properties of others leased or used by Company, has occurred or is likely to occur; the Company has not suffered any material damage, destruction or loss to any of its material assets; the Prime Group has not entered into any transaction or contract, or amended any contract, which might have a Material Adverse Effect on the business, financial condition or prospects of the Company or the Insurance and Management Business; the Company has not canceled or waived any claim or right of material value; neither the Prime Group nor the Sellers have leased or allowed any Lien to arise upon any of the Acquired Assets, or acquired or committed to acquire any material capital assets except for fair market price, in the ordinary course of business, consistent with prior practice, in arms-length transaction with unaffiliated parties; the Company has not delayed or accelerated collection of any note or receivable beyond the usual and customary period therefor or the legal maturity thereof; the Company has not entered into any contract for the purchase of real property or exercised any option to extend or terminate any lease of real property; the Company has not declared or paid any dividend or distributed any asset in respect of any security, whether as a distribution, repurchase, redemption or otherwise; Sellers have operated the Insurance and Management Business and the Company diligently and only in the usual, ordinary manner and, to the extent consistent with such operation, (i) preserved its current business organization intact, (ii) preserved its current relationships with employees, registered representatives, customers, suppliers and all other persons having business dealings with them and (iii) maintained in force the insurance policies referred to in Section 5.8 hereof; Sellers have caused the Company to maintain its books, accounts and records in the usual and ordinary manner, and in a manner that fairly and correctly reflects its income, expenses, assets and liabilities in accordance with GAAP; Sellers have not modified or changed any existing right, concession, license, lease, contract, commitment or agreement, and no sale or other disposition of any right or privilege accruing to the Sellers relating to the Businesses has occurred, except as otherwise provided herein; the Company has not delayed in the payment of any account payable or indebtedness beyond the usual and customary period therefor or the legal maturity thereof; the Company has not incurred any indebtedness other than that (i) incurred in the usual and ordinary course of business, or (ii) incurred pursuant to existing contracts disclosed in the Schedules hereto, in all cases not exceeding $5,000 in the aggregate; and the Company has not made any agreement, commitment or arrangement to take any action inconsistent with the obligations under, or prohibited by, this Section 5.17.

         5.18. Fraudulent Conveyances; Bankruptcy. Sellers are not entering into this Agreement with the intent to hinder, delay or defraud present or future creditors of Sellers or of the Prime Group. Sellers are now solvent and are not, and have not been, involved as debtor in any bankruptcy or similar proceeding.

         5.19. Related Party Transactions.

                  (a) The Company has not engaged in any transactions, or entered into any contracts with, in the last year, any other person, corporation or entity, directly or indirectly, affiliated with any of Sellers or the Prime Group or any members of Sellers' families, except (i) through December 31, 1998, PCSI has paid 99% of PCSI's profits to PFSI in consideration of which PFSI incurred expenses on behalf of PCSI and paid such expenses as they came due, and
(ii) from January 1, 1999 through the Closing Date, PCSI has paid, or has agreed to pay, for expenses incurred by PFSI on behalf of PCSI during such period.

                  (b) Since June 30, 1998, the total salary and other compensation paid by PCSI and AFPL to or for the benefit of Ryan and Porpora has not exceeded $27,083 per month in the aggregate.

                  (c) Since June 30, 1998, the Company has not paid any non-business or personal related expenditures.

         5.20. Representations, Warranties and Covenants regarding Purchaser Stock.

                  (a) Sellers are acquiring the Purchase Price Shares for investment only, and not with any view to the sale or distribution thereof. Sellers are not acquiring the Securities as a result of any advertisement, public meeting or other public offering.

                  (b) The addresses set forth below are each of Sellers' true and correct residences, and each of Sellers has no present intention of becoming a resident of any other state or jurisdiction.

                  (c) Each of Sellers understands that the Securities are not registered under the Securities Act of 1933, as amended (the "Act"), and must be held by him or it indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. Each of Sellers understand that the resale of such Securities will be restricted so that such resale may be made only in accordance with the appropriate exemptions (including holding such Securities for periods of time specified in Rule 144 promulgated under the Act and compliance with the other provisions thereof, if such exemption is available), or registration under the Act.

                  (d) Each of Sellers is aware of the risks of an investment in restricted securities, and Seller has no need for any income from its investment in the Securities and can afford to lose his or its entire investment. Each of Sellers is aware that Purchaser has made no representation as to the value of the Securities now or in the future. Each of Sellers or legal and financial advisors available to each of them, has such knowledge and experience in financial and business matters so that Sellers are capable of assessing the merits and risks of acquiring the Securities.

                  (e) Sellers have reviewed the Prospectus of Purchaser dated as of September 28,1998 ("Prospectus"), Purchaser's Quarterly Report on Form 10-Q for the quarter ended 9/30/98 and Purchaser's Current Report on Form 8-K dated November 19, 1998, as amended, and Sellers have had an opportunity to ask questions of and receive answers from management of Purchaser and to obtain any additional information that Purchaser possesses or can acquire without unreasonable effort or expense relating to Purchaser's business, financial condition and results of operations, although neither Purchaser nor any person or entity on its behalf has made any representation or warranty except as expressly contained herein. Sellers have reviewed each of the RISK FACTORS set forth in the Prospectus and understands each of them.

                  (f) Each of Sellers understands that all certificates evidencing the Securities will bear a legend substantially in the following form:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any state securities laws. These securities may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the securities under said Act or an opinion of counsel and other assurances satisfactory to the Company prior to the transaction that registration under said Act is not required.

                  (g) Each of Sellers has consulted with tax and legal counsel selected by him or it in connection with this Agreement, and with financial advisors, who have reviewed the merits of an investment in the Securities hereunder. Each of Sellers, together with such persons, has sufficient knowledge and experience in business and financial matters to evaluate the merits and the risks of an investment in the Securities, and each of Sellers is fully aware of the risks involved and has determined that an investment in the Securities is consistent with his or its investment objectives. Each of Sellers is relying solely on his or its own tax advisors with respect to the tax factors relating to an investment in the Securities.

                  (h) Prior to the registration of the Securities, if a Seller or any subsequent holder, desires to transfer any of the Securities, such holder must give to Purchaser prior written notice of such proposed transfer including the name and address of the proposed transferee. Such transfer may be made only either (i) upon publication by the Securities and Exchange Commission (the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to the Commission, or (ii) upon receipt by Purchaser of an opinion of counsel to Purchaser, in either case to the effect that the proposed transfer will not violate the provisions of the Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either such act.

                  (i) Prior to any such proposed transfer, and as a condition thereto, such holder, or any subsequent holder, will, if requested by Purchaser, deliver to Purchaser (i) an investment letter setting forth investment representations of the proposed transferee and such proposed transferee's covenant to comply with the transfer provisions set forth in this Section 5.21, signed by the proposed transferee, and (ii) an agreement by the transferee to indemnify Purchaser to the same extent as set forth in Section 5.21(j) hereof.

                  (j) Each of Sellers acknowledges that he understands the meaning and legal consequences of the representations and warranties contained herein and hereby agrees to indemnify and hold harmless Purchaser and its officers, directors agents and representatives and each of their heirs, legal representatives, successors and assigns from and against any and all loss, damage or liability (including reasonable attorneys' fees and costs incurred in enforcing this indemnity provision) due to or arising out of (i) any transfer of any of the Securities in violation of the Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either of such acts, (ii) any transfer of any of the Securities not in accordance herewith or
(iii) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by such holder to counsel to Purchaser upon which its opinion as to a proposed transfer shall have been based.

                  (k) Purchaser may place a stop order with its transfer agent and registrar, if any, with respect to any of the Securities or any certificates into which such Securities are exchanged, except to the extent such security is covered by an effective registration statement under the Act.

         Section 6. Representations and Warranties of Purchaser. Purchaser represents and warrants to Sellers as follows, and acknowledges that Sellers are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Sellers or on their behalf.

         6.1. Authorizations and Binding Effect. Purchaser is duly licensed to carry on its business as currently conducted in the State of New York. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement does not and will not:

                  (i) conflict with, result in the breach of, constitute a default, with or without notice and/or lapse of time, under, result in being declared void or voidable any provision of, or result in any right to terminate or cancel any contract, lease or agreement to which Purchaser or any of its properties is bound;

                  (ii) constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to Purchaser; or

                  (iii) result in the acceleration of any debt or other obligation of Purchaser.

         6.2. Judgments. No judgments exist against Purchaser or any of Purchaser's assets.

         6.3. Litigation. No actions, suits, claims, proceedings or investigations (whether or not purportedly on behalf of or against Purchaser), are pending or threatened against Purchaser at law or in equity that relate to the transactions contemplated by this Agreement or that will prohibit Purchaser from performing the obligations to be performed by it hereunder.

         6.4. Purchaser Stock. The common stock of G&C included in the purchase price, when issued upon the Closing pursuant to the terms hereof, will constitute the duly authorized, validly issued, fully paid and nonassessable shares of G&C.

         6.5. Company Stock. Purchaser is acquiring the Company Shares for investment only, and not with any view to the sale or distribution thereof.

         6.6. Access to Books. Purchaser has not been denied access to any books, records or information of the Sellers requested by Purchaser.

         6.7. Other Information. G&C's annual financial statements for the years 1997 and 1998, recorded on G&C's Form 10-K for the year ended June 30, 1998, G&C's Form 10-Q dated September 30, 1998, and Purchaser's Current Report on Form 8-K dated November 19, 1998, as amended, as filed with the Securities and Exchange Commission, and G&C's reports to stockholders do not contain any statement that is false or misleading with respect to a material fact, and do not omit to state a material fact necessary in order to make the statements therein under the circumstance in which they are made not false or misleading in any material respect.

Section 7. Covenants.

         7.1. Access to Records and Properties of the Sellers.

                  (a) Between the date of this Agreement and the Closing Date, Sellers shall give to Purchaser such access to the premises, books and records of Sellers and the Prime Group relating to the Businesses, and such copies thereof, as Purchaser may from time to time reasonably request. Any investigation pursuant to this Section 7.1 shall be conducted in such manner as not to interfere unreasonably with the operation of the Businesses.

                  (b) [omitted]

                  (c) Purchaser shall not dispose of or destroy any business records and files of Sellers related to the Businesses for periods prior to the Closing Date, without first offering to turn over possession thereof to Sellers by written notice to Sellers at least ninety (90) days prior to the proposed dates of such disposition or destruction. Purchaser shall not dispose of or destroy any personnel records of anyone who worked for Sellers (including medical records), but shall turn over possession without notice to Sellers.

                  (d) To the extent reasonably required by Sellers, Purchaser shall allow Sellers and their agents access to all business records and files (including personnel records and medical records) of Sellers related to the Businesses that relate to periods prior to the Closing Date, upon reasonable advance notice during normal working hours at any location where such records are stored, and Sellers shall have the right, at Seller's own expense, to make copies of any such records and files, provided, however, that any such access or copying shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of the Businesses by Purchaser.

                  (e) After the Closing, Purchaser shall make available to Sellers upon written request: (i) personnel of Purchaser to assist Sellers in locating and obtaining records and files maintained by Sellers for periods prior to the Closing Date, and Sellers shall reimburse Purchaser for the actual cost thereof; and (ii) any personnel of Purchaser whose assistance or participation is reasonably required by Sellers in anticipation of, preparation for, or the prosecution or defense of existing or future litigation, tax returns or other matters, in which Sellers is involved, or in order to address any Retained Liability, and Sellers shall reimburse Purchaser for the actual cost thereof.

         7.2. Operation of the Businesses. From and after the date hereof until the Closing Date, Sellers shall with regard to the Businesses and its operations:

                  (a) Operate the Businesses diligently and only in the usual, ordinary manner and, to the extent consistent with such operation, (i) preserve its current business organization intact, (ii) use their best efforts to preserve its current relationships with employees, customers, suppliers and all other persons having business dealings with them; (iii) maintain in force the insurance policies referred to in Section 5.8 hereof; and (iv) maintain in good working order and repair all tangible personal property and all improvements on real property (and all fixtures and systems therein) included in the Acquired Assets, ordinary wear and tear excepted.

                  (b) Maintain the Seller's and the Company's books, accounts and records in the usual and ordinary manner, and in a manner that fairly and correctly reflects the income, expenses, assets and liabilities of the Businesses on a basis consistent with prior years.

                  (c) Comply with all Federal, state, local and other governmental (domestic or foreign) laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, decrees, awards or other requirements of any court or other governmental or other authority applicable to Sellers, the Prime Group or their assets or to the conduct of the Businesses, and use best efforts to perform all obligations under all contracts, agreements, licenses, permits and undertakings without default.

                  (d) Make no modification or change in any existing right, concession, license, lease, contract, commitment or agreement, and no sale or other disposition of any right or privilege accruing to them, except in the ordinary course of business consistent with past practice, and except as otherwise provided herein.

                  (e) Not enter into, modify or extend any contract relating to the Businesses, or engage in any activity or transaction, in either case not in the ordinary course of business and in accordance with past practice; and not enter into, terminate, modify or extend any contract material to the Businesses.

                  (f) Make no change in the compensation payable or to become payable to any present or former director, employee, salesman, consultant or other agent, except as required by existing contracts to which any of Sellers or the Prime Group is bound; make no change in any existing, and enter into no new, arrangement or contract relating to management, executive or clerical services or relating to the sharing of administrative or other overhead or any management or supervisory fee; establish or make no bonus, stock option, profit sharing, retirement or other similar payment, plan or arrangement or institute any increase therein, except as otherwise provided herein or one-time bonuses payable prior to the Closing Date; and enter into no union contract and no employment agreement, or agreement with any salesperson or sales agent or any franchise agreement, independent dealer/distributor agreement or other contract or arrangement with respect to the performance of services for the Businesses. Notwithstanding any provision to the contrary herein, the total salary and other compensation paid by PCSI and AFPL to or for the benefit of Ryan and Porpora shall not exceed $27,083 per month in the aggregate.

                  (g) Not sell, lease or dispose of, or allow any Lien to arise upon, any of the Acquired Assets and not acquire or commit to acquire any material capital assets except for fair market price, in the ordinary course of business, consistent with prior practice, in arms-length transactions.

                  (h) Not pay, satisfy or discharge in any other way any account payable, indebtedness, claim or liability of any kind, except for the payment of liabilities reflected on the Balance Sheet at no more than the book amount thereof and except for payments for supplies at fair market value ordered in the ordinary course of business consistent with prior practice; and not delay or accelerate the payment of any account payable or indebtedness beyond the usual and customary period therefor or the legal maturity thereof.

                  (i) Not delay or accelerate collection of any note or receivable beyond the usual and customary period therefor or the legal maturity thereof.

                  (j) Not pay any non-business or personal related expenditures.

                  (k) Not create, incur or assume, or agree to create, incur or assume, any indebtedness, or enter into any capitalized lease obligation, other than that (i) incurred in the usual and ordinary course of business, or (ii) incurred pursuant to existing contracts disclosed in the Schedules hereto.

                  (l) Not enter into any contract for the purchase of real property or exercise any option to extend or terminate any lease of real property without notifying Purchaser in advance of a deadline therefor and obtaining Purchaser's consent thereto.

                  (m) Not make any agreement, commitment or arrangement to take any action inconsistent with the obligations under, or prohibited by, the foregoing Subsection 7.2.

This Section 7.2 shall not be applicable if the execution and delivery of this Agreement occurs simultaneously with the Closing.

         7.3. Competing Transactions. Sellers shall not take any action, directly or indirectly, to negotiate, cause, promote, authorize or agree to any transaction competing or interfering with any of the transactions contemplated by this Agreement.

         7.4. Best Efforts to Satisfy Conditions. Sellers and Purchaser shall each use its best efforts to cause the conditions to the obligations of the other parties to be satisfied to the extent that the satisfaction of such conditions is in its or his control, including obtaining any necessary consents, authorizations, and approvals. Each of the parties hereto shall refrain from taking any action, and shall notify the other parties promptly of any event, occurrence or circumstances, that might render any of its representations and warranties inaccurate as of the Closing Date.

         7.5. Employment and Noncompete Agreements. PFSI, Ryan, and Porpora shall enter into a Noncompetition Agreement with Purchaser in the form of Exhibit A hereto. Ryan and Porpora shall enter into mutually satisfactory Employment Agreements with Purchaser in the form of, respectively, Exhibit B and Exhibit C hereto.

         7.6. Taxes. Sellers shall pay all of the sales taxes or transfer taxes or fees payable as a direct result of the consummation of the transactions contemplated hereby, including the New York State stock transfer tax. Purchaser shall pay any sales taxes imposed on leases of equipment after the Closing Date.

         7.7. Confidentiality. All parties hereto shall keep in strict confidence all information pertaining to the Businesses and Purchaser and relating to this Agreement, including, without limitation, the terms of such transaction, except as may be required by securities law or other laws.

         7.8. Benefit of Contracts. Sellers shall use their best efforts to secure all consents, approvals, novations and authorizations from third parties (including a government or governmental unit) as shall be required in order to enable Sellers to effect the transactions contemplated by this Agreement, and shall otherwise use all reasonable efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof.

         7.9. Public Announcements. The parties hereto will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereunder and shall not issue any such press release or make any such public statement unless the parties shall have mutually agreed on the language of such release or statement, except disclosures required by law.

         7.10. Registration Rights. The Purchaser and the Sellers shall enter into a mutually satisfactory Registration Rights Agreement in the form of Exhibit D hereto.

         7.11. Services.

                  (a) From January 1, 1999 through December 31, 1999, Newco shall provide (or through closing shall be deemed to have provided) office services to PFSI as PFSI shall request subject to this Section 7.11.

                  (b) PFSI shall pay Newco for the services of Michael Ryan, Ralph Porpora or Carole Enisman or any employee of Newco or PCSI who performs services for PFSI at an hourly rate equal to (i) 2, multiplied by (ii) the sum of such employee's monthly compensation, benefits, including, without limitation, employer's contribution for health insurance, unemployment insurance and Social Security, multiplied by (iii) a fraction whose numerator is the total hours worked by such employee during such month while providing services to PFSI and whose denominator is the number of hours normally worked by such employee in any such month. In regard to Michael Ryan, Ralph Porpora or Carole Enisman, PFSI shall not pay Newco for such services, if such services are performed outside of normal business hours and do not materially interfere with any such person's ability to perform his or her normal duties for Newco or PCSI.

                  (c) In addition to the payment in Section 7.11(b) above, PFSI shall pay Newco as reimbursement for Newco's monthly overhead expense attributable to employees of Newco or PCSI who perform services for PFSI in such month an amount equal to (i) 2, multiplied by (ii) Newco's (or, before Closing, PCSI's) total monthly overhead expense, multiplied by (iii) a fraction whose numerator is the total compensation paid to such employees for performing services for PFSI in such month and whose denominator is the total of all compensation of employees of Newco (or, before Closing, PCSI's) and Michael Ryan, Ralph Porpora and Carole Enisman during a normal month.

                  (d) In any one month period, Newco's obligation to provide such services shall be limited to providing services equal in cost to 20% of Newco's costs for labor and overhead during the immediately prior month.

         7.12 Healthvest Option. PFSI and G&C shall enter into a Limited Liability Company Interest Option Agreement in the form of Exhibit G hereto.

         7.13 Home Office. For five years after the Closing Date, the home offices of Newco, PCSI and AFPL shall be in Poughkeepsie, New York, except that this Section 7.13 shall be of no further force or effect after the occurrence of any of the following: (a) a sale of all or substantially all of the assets of G&C, resulting in a per share value for Purchaser's Stock of $30 or more, or (b) a merger or consolidation of G&C with, or an acquisition of 50% or more of Purchaser's Stock by, an unaffiliated entity at a price of $30 or more per share of Purchaser's Stock.

         7.14. Change of Name by PFSI. Within six (6) months after the Closing Date, PFSI shall, at PFSI's own expense, execute and file an amendment to PFSI's articles of organization changing the name of PFSI to a name that does not contain the words "Prime" and "Financial" and does not contain the words "Prime" and "Capital" . From the Closing Date until the filing of such amendment, the Seller shall not use the name Prime Financial Services, Inc. publicly for any purpose, except as required by law and as necessary under existing insurance licenses in the name of PFSI. After the filing of such amendment, PFSI shall not use the name Prime Financial Services, Inc. or any name that contains the words "Prime" and "Financial" or any name that contains the words "Prime" and "Capital" for any purpose. At all times, where necessary, PFSI shall take all actions necessary to ensure that no confusion shall exist concerning the separate identities and existence of PFSI and Newco.

         7.15. Settlement of Accounts.

                  (a) Within 60 days after the Closing Date, the Sellers and the Purchaser shall mutually agree upon any deficiency or excess in payments made by PCSI to PFSI under its agreement with PFSI to pay 99% of all PCSI profits for such period as the parties shall agree in consideration of which PFSI incurred expenses on behalf of PCSI and paid such expenses as they came due. Any excess in such payments by PCSI to PFSI shall be repaid by PFSI, and any deficiency in such payments by PCSI to PFSI shall by paid by PCSI. Any payment to be made by PCSI to PFSI under this Section 7.15(a) may be funded by 1998 soft dollars actually paid to PCSI after January 1, 1999.

                  (b) Within 60 days after the Closing Date, PCSI shall pay to PFSI any deficiency, as of the Closing Date, in payments by PCSI for expenses incurred by PFSI on behalf of PCSI from January 1, 1999 through the Closing Date net of any amounts owed to PCSI under Section 7.11 above.

         7.16. Guarantee of Ryerson's Obligation. Sellers shall guarantee up to 50% of any and all obligations of Ryerson to indemnify PCSI as described in
Section 5.9(f) above, to the extent
that the full amount of such obligations are not paid by Ryerson. This guarantee is a guarantee of payment and not of collection.

         Section 8. Conditions of Obligations of Purchaser. The obligations of Purchaser to consummate the purchase and sale under this Agreement are subject to the satisfaction of the following conditions, each of which may be waived by Purchaser. Any such waiver by Purchaser shall not reduce or impair Purchaser's right to seek indemnification hereunder in respect of the failure to meet the condition that shall have been waived.

         8.1. Representations and Warranties; Performance of Obligations.

                  (a) The representations and warranties of Sellers set forth in
Section 5 hereof and in all agreements, documents and instruments executed and delivered pursuant hereto or in connection with the Closing shall have been on the date hereof and shall be on the Closing Date true and correct in all material respects as though made on and as of the Closing Date.

                  (b) Sellers shall have performed the agreements and obligations necessary to be performed by them under this Agreement prior to the Closing Date. Without limiting the generality of the foregoing, Sellers shall have obtained all consents, waivers, approvals and authorizations or have made reasonable arrangements in accordance with Section 7.8 hereof, and shall have given all notices to third parties, and discharged in full any Liens, necessary so that upon acquisition of the Acquired Assets, Purchaser shall have good and marketable title to all of the Acquired Assets and all right, title, interest and claims of Sellers in, to, relating to or arising under the Acquired Assets free and clear of any Liens except as set forth on Schedule 5.5.

         8.2. Transfer of Shares. Sellers shall have delivered to Purchaser certificates of the Company Shares duly endorsed for transfer, together with any stock transfer stamps necessary in connection therewith.

         8.3. Seller's Good-standing. Sellers shall have provided the Purchaser with copies of short-form good-standing certificates for PCSI, PFSI and AFPL from the respective states of their organization, together with a copy of PFSI's charter and by-laws, as amended, and the minutes of PFSI's board meeting (or, if applicable, executed consent of its directors) approving this Agreement, each of the documents referred to herein and the consummation of the transactions contemplated hereby.

         8.4. Noncompete Agreement. PFSI, Ryan, and Porpora shall have executed and delivered to Purchaser a Noncompete Agreement in the form of Exhibit A.

         8.5. [Omitted]

         8.6. Company's Sales. Company's sales for the six-month period ending November 30, 1998 shall not have been less than such sales for the comparable period in the prior year.

         8.7. Employment Agreements. Ryan, Porpora, and Carole Enisman shall have executed and delivered to Purchaser Employment Agreements in the form of, respectively, Exhibit B, Exhibit C, and Exhibit E hereto.

         8.8. Building Premises Lease Agreements. Prime Income Partners, L.P. shall have executed and delivered to Newco an assignment and extension of the lease agreements by and between Prime Consulting Services, Inc. and Prime Income Partners, L.P. (the "Lease Agreements") in the form of Exhibit F, providing for Purchaser to lease Suites 2C, 22, 23, 32 and 34-36 in the building known as 11 Raymond Avenue, Poughkeepsie, New York.

         Section 9. Conditions of Obligations of Sellers. The obligations of Sellers to consummate the sale and purchase under this Agreement are subject to the satisfaction of the following conditions, each of which may be waived by Sellers.

         9.1. Representations and Warranties; Performance of Obligations.

                  (a) The representations and warranties of Purchaser set forth in Section 6 hereof and in all agreements, documents and instruments executed and delivered pursuant hereto or in connection with the Closing shall have been and be true and correct in all respects at all times commencing with the date of this Agreement and ending with and on the Closing Date as though made on and as of the Closing Date.

                  (b) Purchaser shall have performed the agreements and obligations necessary to be performed by it under this Agreement prior to the Closing Date.

         9.2. Purchase Price. Purchaser shall have delivered to Sellers the Purchase Price Shares to be delivered on the Closing Date pursuant to Section 3 hereof.

         9.3. Purchaser's Good-standing. Purchaser shall have provided Sellers with a copy of a short-form good-standing certificate of the state of its incorporation, together with a copy of its charter and by-laws, as amended, and the minutes of its board meeting (or, if applicable, executed consent of its directors) approving this Agreement, each of the documents referred to herein and the consummation of the transactions contemplated hereby.

         Section 10. Survival of Representations and Warranties;
Indemnifications; Escrow.

         10.1. Survival. The representations, warranties and agreements made in Sections 5 and 6 hereof and in the Schedules hereto by Sellers, Purchaser and the Prime Group shall remain operative and in full force for the Escrow Period defined in Section 10.5 below, except with respect to Sections 5.2, 5.3, 5.5, 5.10, and with respect to tax matters, as to which such representations and warranties shall continue to survive for a period of any applicable statutes of limitation, regardless of any investigation made by or on behalf of any party.

         10.2. Indemnification by Sellers. Sellers shall defend and indemnify Purchaser from any and all losses, liabilities, proceedings, claims, settlements, judgments, fines, assessments, damages and expenses (including reasonable attorneys' fees and litigation expenses, whether arising out of a third party claim or relating to recovering indemnifiable damages from Company or any of the Sellers) (collectively, the "indemnifiable damages") that Purchaser may suffer or incur in whole or in part by reason of, or which may arise out of: (i) the inaccuracy of any of the representations of Company or each of the Sellers in this Agreement; (ii) the breach by Company or any of the Sellers of any of the covenants or warranties herein; (iii) any and all liabilities (including, without limitation, unasserted claims, whether known or unknown, matured or unmatured, absolute, contingent or otherwise) that are not reflected, or are in excess of the amount reflected, in the Balance Sheet or notes thereto except those incurred since the date of the Balance Sheet in the ordinary course of business, consistent with past practice, in arms' length transactions with unrelated parties so long as Purchaser's claim under this clause 10.2(iii) is made in writing to Sellers within the Escrow Period defined in Section 10.5 below; and (iv) failure of Sellers to comply with any rule or regulation of the Securities and Exchange Commission or the National Association of Securities Dealers, Inc. or involving anti-trust matters to the extent governing the Businesses.

         10.3. Indemnification by Purchaser. Purchaser shall defend, hold harmless and indemnify Sellers from any and all losses, liabilities, proceedings, claims, settlements, judgments, fines, assessments, damages and expenses (including reasonable attorneys' fees and litigation expenses, whether arising out of a third party claim or relating to recovering indemnifiable damages from Purchaser) (collectively, the "indemnifiable damages") that Sellers may suffer or incur by reason of: (i) the inaccuracy or breach of any of the representations and warranties of Purchaser herein;(ii) the breach by Purchaser of any of the covenants or warranties herein, and (iii) any transaction, dealing, or business operations of Purchaser occurring after Closing and related to Newco, PCSI, AFPL or the Insurance Acquired Assets, except as Sellers indemnify Purchaser pursuant to Section 10.2.

         10.4. Notice and Right to Defend Third Party Claims and Perform Remediation.

                  (a) Promptly upon receipt of notice of any third party claim, demand or assessment or the commencement of any suit, action or proceeding in respect of which indemnity may be sought on account of an indemnity agreement contained in this Section 8, the party seeking indemnification (the "Indemnitee") shall notify in writing, within sufficient time to respond to such claim or answer or otherwise plead in such action, the party from whom indemnification is sought (the "Indemnitor") thereof; provided, however, that failure or delay to supply such notice shall not relieve Indemnitor of their indemnification obligation hereunder except to the extent that Indemnitor is actually prejudiced by such failure or delay.

                  (b) In case any claim, demand or assessment is asserted or suit, action or proceeding commenced against an Indemnitee (collectively a "Claim") and it notifies the Indemnitor of the commencement thereof, if the Indemnitor acknowledges its indemnification obligations therefor hereunder, then, the Indemnitor shall be entitled to participate therein, and, to the extent that it may wish, to assume the defense, conduct or settlement thereof, with counsel satisfactory to the Indemnitee, whose consent to the selection of counsel shall not unreasonably be withheld. After notice from the Indemnitor to the Indemnitee of its election so to assume the defense, conduct or settlement thereof, the Indemnitor shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense, conduct or settlement thereof; provided, however, that if the Indemnitee has any separate defense from those of the Indemnitor, the Indemnitee shall have the right to be represented by its own counsel at the Indemnitor's expense. The Indemnitee shall have the right in any event to participate in any such defense with its own counsel at its own expense. The Indemnitee will cooperate with the Indemnitor in connection with any such Claim and make personnel, books and records relevant to the Claim available to the Indemnitor at Indemnitor's expense. In the event that the Indemnitor fails timely to defend, contest or otherwise protect against any such Claim, the Indemnitee shall have the right to defend, contest or otherwise protect against the same and may make any compromise or settlement thereof and recover the entire cost thereof from the Indemnitor, including, without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such Claim or compromise or settlement thereof.

                  (c) Anything to the contrary herein notwithstanding, prior to finally settling any such Claim, the Indemnitor shall give to the Indemnitee prompt notice of its intention to settle same and the terms of such proposed settlement and acknowledging its indemnification responsibility therefor hereunder. If the Indemnitee shall object to such proposed settlement within 10 days, then the Indemnitee shall thereafter, at its sole expense, assume the control and defense of such claim, suit, action, investigation or proceeding and in such event the liability of the Indemnitor shall be limited to the amount for which the same could have been settled as proposed by the Indemnitor. If the Indemnitee does not object to the terms of the proposed settlement within the aforesaid 10-day period, then the Indemnitor shall have the right to consummate such proposed settlement upon the terms set forth in the aforesaid notice.

         10.5. Escrow. Of the Purchase Price Shares, 147,126 shall be placed in escrow (the "Escrow") by Purchaser to secure any claim by Purchaser under this Agreement, including, without limitation, any adjustment in the Purchase Price as provided for in Section 3.2 hereof, provided, however, that such Purchase Price Shares shall be released from such escrow if no claim has been made against Sellers by Purchaser hereunder during a period extending from the Closing Date until and including the date that is 30 days after the final adjustment of the Purchase Price as provided for in Section 3.2 hereof (the "Escrow Period"). If the amount of any indemnifiable damages conceded or determined to be due from Sellers to Purchaser, pursuant to any of the provisions of this Section 10, shall not be paid to Purchaser within five (5) business days from the date so conceded or determined, the Purchaser may setoff such amount out of the Escrow in an amount of Purchase Price Shares equal to the amount of such indemnifiable damages divided the average of the closing prices of the Purchaser's Stock for the 20 trading days prior to the date of such determination. The amount of any reduction in the Purchase Price pursuant to
Section 3.2(a) herein shall be paid to Purchaser out of the Escrow in an amount of Purchase Price Shares equal to the amount of such reduction divided by $8.971875. The amount of any reduction in the Purchase Price pursuant to Section 3.2(b) herein shall be paid to Purchaser in cash by Sellers or, at Purchaser's option, out of the Escrow in an amount of Purchase Price Shares equal to the amount of such reduction divided by the Average Price.

         10.6. Limitation of Indemnification. The remedy of the Purchaser for any indemnification of the Purchaser by the Sellers provided for in this Section 10 or any reduction in the Purchase Price pursuant to Section 3.2(a) herein shall be limited to the number of Purchase Price Shares in the Escrow on the date of the determination of such indemnifiable damages or Purchase Price reduction. The remedies of the Purchaser shall not be limited in any way for any reduction in the Purchase Price pursuant to Section 3.2(b) herein.

         Section 11. Further Actions. From time to time, as and when requested by a party, the other parties shall execute and deliver such documents and instruments and shall take such further or other actions as such party may deem necessary or desirable to carry out the intent and purposes of this Agreement, to convey, transfer, assign and deliver to Purchaser, and its successors and assigns, the Company Shares, to vest in Purchaser the Acquired Assets (or to evidence any of the foregoing) and to consummate and give effect to the other transactions contemplated hereby.

         Section 12. Broker's Fees. Each of the Company, Sellers and Purchaser represents that it has not used or retained any broker or finder in connection with the transactions contemplated hereby.

         Section 13. Expenses. Except as otherwise specifically provided herein, PFSI, Ryan and Porpora, collectively, and Purchaser shall bear their own, legal fees and other costs and expenses with respect to the negotiation, execution and the delivery of this Agreement and the consummation of the transactions hereunder, and the Acquired Assets shall not be reduced or impaired by the payment or accrual of any such costs and expenses by Company.

         Section 14. Entire Agreement. This Agreement, which includes the Schedules and Exhibits hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire agreement between Sellers and Purchaser with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements or understandings with respect thereto.

         Section 15. Construction.

                  (a) The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  (b) Any pronoun herein shall include all genders and/or the plural or singular as appropriate from the context.

         Section 16. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient when delivered personally or telecopied by confirmed facsimile, or the day signed for or rejected by addressee after mailing by registered or certified mail, return receipt requested, or the next business day if sent by nationally recognized overnight courier providing for a return receipt, in each case postage prepaid, addressed as follows:

         If to Purchaser:

                  Gilman & Ciocia, Inc.
                  475 Northern Boulevard
                  Great Neck, NY 11021
                  Attn: Chief Financial Officer
                  Facsimile: (516) 482-5014

         with a copy to:

                  Akabas & Cohen
                  488 Madison Avenue, 11th Floor
                  New York, New York 10022
                  Attn:  Seth Akabas, Esq.
                  Facsimile: (212) 308-8582

         If to Sellers:

                  Prime Financial Services, Inc.
                  11 Raymond Avenue
                  Poughkeepsie, NY 12603
                  Facsimile: (914) 485-1097

         With a copy to:

                  Ted H. Finkelstein, Esq.
                  One Mahopac Plaza
                  Mahopac, NY  10541
                  Facsimile: (914) 628-3993

Any party may by notice change the address to which notice or other communications to it are to be delivered or mailed, effective ten (10) days after such notice.

         Section 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into, executed and to be performed wholly in such state.

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
         Section 16. Assignability. This Agreement shall not be assignable otherwise than by operation of law by any party hereto without the prior written consent of the other parties, and any purported assignment without such prior written consent shall be void, except that Purchaser may assign this agreement to a corporation controlling, controlled by or under common control with the Purchaser.

         Section 17. Waivers and Amendments. Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing executed by the party against whom such waiver, amendment or supplementation is sought to be charged. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

         Section 18. Third Party Rights. Any other provision of this Agreement to the contrary notwithstanding, this Agreement shall not create benefits for any third party.

         Section 19. Illegalities. In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

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
         Section 20. Counterparts. This Agreement may be executed in multiple counterparts all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned individuals have signed and the undersigned corporations have caused this Agreement to be executed by their duly authorized officers, as of the date first above written.

GILMAN & CIOCIA, INC.                    PRIME FINANCIAL SERVICES, INC.,
                                          a Delaware corporation

By:/s/ Thomas Povinelli                  By:/s/ Thomas Povinelli
   -------------------------------          --------------------------------
       Name:  Thomas Povinelli                  Name:  Thomas Povinelli
       Title: Chief Operating Officer                  Title: Chief Operating
                                                               Officer

PRIME FINANCIAL SERVICES, INC.,
 a New York corporation

By:/s/ Michael Ryan
   -------------------------------
       Name:  Michael Ryan
       Title: President

/s/ Michael Ryan                         /s/ Ralph Porpora
----------------------------------       --------------------------------------
MICHAEL RYAN                             RALPH PORPORA

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